Exhibit 10.1

EXECUTION VERSION

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC,

ATLAS RESOURCE FINANCE CORPORATION, as Issuers,

ATLAS RESOURCE PARTNERS, L.P., and

THE SUBSIDIARIES NAMED HEREIN, as Guarantors,

AND

U.S. BANK NATIONAL ASSOCIATION, as Trustee

7.750% Senior Notes due 2021

INDENTURE

Dated as of January 23, 2013

EXECUTION VERSION

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section(s)
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03; 4.18; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01; 6.05
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

TABLE OF CONTENTS

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SCHEDULES, EXHIBITS AND ANNEXES

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INDENTURE dated as of January 23, 2013 (the “Indenture”) is among Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, collectively with the Company, the “Issuers”), Atlas Resource Partners, L.P. (“ARP”), the Subsidiary Guarantors (as defined herein) listed on Schedule A hereto, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

The Issuers, ARP, the Subsidiary Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.750% Senior Notes due 2021 (the“Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A, subject to adjustment as provided in Section 2.06 hereof.

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes or is merged with and into a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes or is merged with and into a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1) any properties or assets to be used by ARP or a Restricted Subsidiary in the Energy Business;

(2) capital expenditures by ARP or a Restricted Subsidiary in the Energy Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by ARP or a Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Energy Business.

“Additional Interest” means all additional interest then owing pursuant to a Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.

“Additional Notes” has the meaning assigned to it in Section 2.01 of this Indenture

“Adjusted Consolidated Net Tangible Assets” of a Person means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by ARP in a reserve report prepared as of the end of ARP’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions, in the case of clauses (A) and (B) calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination),

and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated proved oil and gas reserves produced or disposed of since such year end, and

(D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines, in the case of clauses (C) and (D) utilizing the prices for the fiscal quarter ending prior to the date of determination, provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by ARP’s petroleum engineers;

(ii) the capitalized costs that are attributable to oil and gas properties of such Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of such Person on a date no earlier than the date of such Person’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest annual or quarterly financial statement, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest audited financial statements; provided that, if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (iv)(A) of this definition shall apply;

minus

(b) the sum of:

(i) Minority Interests;

(ii) any net gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited balance sheet;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of ARP and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If ARP changes its method of accounting from the successful efforts method of accounting to the full cost or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if ARP were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at January 15, 2017 (such redemption price being set forth in the table appearing in Section 3.07) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Note through January 15, 2017, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or any Participant or Indirect Participant therein that apply to such transfer or exchange.

“ARP” means the Person named as such in the preamble of this Indenture under and until a successor replaces it pursuant to the applicable provision of this Indenture and thereafter means such successor.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Energy Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than ARP or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of ARP or any Restricted Subsidiary, or (C) any other assets of ARP or any Restricted Subsidiary outside of the ordinary course of business of ARP or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by ARP or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by a Restricted Subsidiary to ARP or by ARP or a Restricted Subsidiary to a Restricted Subsidiary;

(2) the sale of cash or other disposition of Cash Equivalents, the early termination of Hedging Obligations or other financial instruments in the ordinary course of business;

(3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer used or useful in the business of ARP and the Restricted Subsidiaries;

(5) transactions in accordance with Section 5.01;

(6) an issuance of Capital Stock by a Restricted Subsidiary to ARP or to a Restricted Subsidiary;

(7) for purposes of Section 4.07 only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted by Section 4.08;

(8) an Asset Swap;

(9) dispositions of assets with a fair market value of less than $10.0 million;

(10) Permitted Liens;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of ARP and the Restricted Subsidiaries;

(13) foreclosure on assets;

(14) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Energy Business for geologists, geophysicists and other providers of technical services to ARP or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(15) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

(16) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind;

(17) the abandonment, farmout, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business; and

(18) the sale or transfer (whether or not in the ordinary course of business) of any oil and gas property or interest therein to which no proved reserves are attributable at the time of such sale or transfer.

“Asset Swap” means any concurrent purchase and sale or exchange of any oil or natural gas property or interest therein between ARP or any of the Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with Section 4.07 as if the Asset Swap were an Asset Disposition.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to Finance Co, the board of directors of such corporation;

(2) with respect to ARP, the board of directors of the General Partner or any authorized committee thereof; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, units, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s or Moody’s;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A2” or the equivalent thereof by Standard & Poor’s, or “P2” or the equivalent thereof by Moody’s and having combined capital and surplus in excess of $100.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend, shall not have the phrase identified by footnote 3 thereto and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than, to the extent a Parent Change of Control has not occurred, Parent or its Subsidiaries), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of ARP (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of ARP held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); provided that a Change of Control shall not be deemed to occur solely as a result of a transfer of the general partner interests of ARP or the Capital Stock in the General Partner to a new entity in contemplation of the initial public offering of such new entity, or as a result of any further offering of Capital Stock of such new entity (or securities convertible into such Capital Stock) so long as the persons or entities that Beneficially Own the general partner interests of ARP or the Capital Stock in the General Partner on the Issue Date continue to hold the general partner interests in such new entity (or, in the case of a new entity that is not a partnership, no other Person or group Beneficially Owns more than 50% of the Voting Stock of such new entity); or

(2) the first day on which a majority of the members of the Board of Directors of ARP are not (i) nominated by the Board of Directors or (ii) appointed by directors so nominated; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of ARP and the Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the members of ARP of a plan or proposal for the liquidation or dissolution of ARP; or

(5) ARP ceases to be the Beneficial Owner, directly or indirectly, of more than 75% of the total voting power of the Voting Stock of the Company; or

(6) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the General Partner; provided that a “Change of Control” shall not be deemed to occur solely as a result of a transfer of the Capital Stock in the General Partner to a new entity in contemplation of the initial public offering of such new entity, or as a result of any further offering of Capital Stock of such new entity (or securities convertible into such Capital Stock) so long as the persons or entities that are the Beneficial Owners of the Capital Stock in the General Partner on the Issue Date hold more than 50% of the Voting Stock of such new entity; or

(7) for so long as ARP is a limited partnership, the removal of the General Partner by the limited partners of ARP.

Notwithstanding the preceding, a conversion of the General Partner, ARP or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the General Partner, ARP or any Restricted Subsidiary, as applicable, immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Clearstream” means Clearstream Banking, Société Anonyme, and its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that are customary in the Energy Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means such successor.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters; provided; however, that:

(1) if ARP or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such facility as provided in clause (b)); or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, ARP or any Restricted Subsidiary will have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage

Ratio is such an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of ARP or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to ARP and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent ARP and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period ARP or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into ARP or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into ARP or any Restricted Subsidiary since the beginning of such period) made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by ARP or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of ARP (including pro forma expense and cost reductions; provided that (i) such expense and cost reductions are reasonably identifiable and factually supportable (as detailed in an Officer’s Certificate from a financial officer) and (ii) the actions required to attain such expense and cost reductions have been completed or are to be completed no later than 6 months after the consummation of the transaction for which pro forma effect is being given). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of ARP or a Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by ARP or such Restricted Subsidiary. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as ARP may designate.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Taxes of ARP and the Restricted Subsidiaries;

(3) consolidated depletion and depreciation expense of ARP and the Restricted Subsidiaries;

(4) consolidated amortization expense or impairment charges of ARP and the Restricted Subsidiaries recorded in connection with the application of Accounting Standards Codification No. 350, “Intangibles-Goodwill and Other” and Accounting Standards Codification No. 360, “Property, Plant and Equipment”;

(5) reasonable and customary fees and expenses incurred or paid in connection with the consummation of acquisition transactions not prohibited by the terms of this Indenture; and

(6) other non-cash charges of ARP and the Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to ARP by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period and without duplication, (a) Permitted Payments made and (b) taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income, profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of ARP and the Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense and without duplication:

(1) interest expense attributable to Capitalized Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is Guaranteed by ARP or one of the Restricted Subsidiaries or secured by a Lien on assets of ARP or one of the Restricted Subsidiaries;

(6) costs associated with Interest Rate Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of ARP or on Preferred Stock of its Restricted Subsidiaries payable to a party other than ARP or a Wholly-Owned Subsidiary; and

(9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than ARP) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (9) above) relating to any Indebtedness of ARP or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of ARP and the consolidated Subsidiaries determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than ARP) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, ARP’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to ARP or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) ARP’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from ARP or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to ARP, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, ARP’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to ARP or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) ARP’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of ARP or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

(5) the cumulative effect of a change in accounting principles;

(6) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines;

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815);

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

(9) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards (including stock based compensation under ASC 718); provided that the proceeds resulting from any such grant will be excluded from Section 4.08(a)(iv)(B)(1)(ii) and the definition of “Incremental Funds.”

Consolidated Net Income will be reduced by the amount of Permitted Payments paid during such period to the extent that the related taxes have not reduced Consolidated Net Income by at least such amount.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facility” means, with respect to ARP, the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement), indentures or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of the Capital Stock) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of ARP or a Restricted Subsidiary); or

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require ARP to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) ARP may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by ARP with Sections 4.06 and 4.07 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with the provisions of Section 4.08.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Energy Business” means: (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; (3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other hydrocarbons and minerals produced substantially from properties in which ARP or the Restricted Subsidiaries, directly or indirectly, participates; (4) any business relating to oil field sales and service; (5) any other energy business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d)(1)(E) of the Code; and (6) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (i) a public offering for cash by ARP of Capital Stock (other than Disqualified Stock) made pursuant to a registration statement, other than public offerings registered on Form S-4 or S-8 and (ii) a private offering for cash by ARP of its Capital Stock (other than Disqualified Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the 7.750% Senior Notes 2021, having terms substantially identical to the Notes, offered to the Holders of the Notes under an Exchange Offer Registration Statement.

“Exchange Offer” means an offer that may be made by the Issuers pursuant to a Registration Rights Agreement to the Holders of the Notes to exchange their Notes for a like aggregate principal amount of the Exchange Notes registered under the Securities Act.

“Exchange Offer Registration Statement” means a registration statement filed by the Issuers and the Guarantors with the SEC to register the Exchange Notes for issuance in an Exchange Offer.

“Finance Co” means the Person named as such in the preamble of this Indenture under and until a successor replaces it pursuant to the applicable provision of this Indenture and thereafter means such successor.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“General Partner” means Atlas Resource Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to ARP as general partner of ARP, in its capacity as general partner of ARP.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(f) hereof.

“guarantee” means to guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, directly or indirectly, in any manner, including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, “claw-back,” “make-well,” or “keep-well” agreements in respect thereof, all or any part of any Indebtedness.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any obligation to the extent it is payable only in Capital Stock of the Subsidiary Guarantor that is not Disqualified Stock. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Obligations” means, with respect to each Guarantor, the obligations of such Guarantor under Article 10.

“Guarantor” means ARP and each of the Subsidiary Guarantors, and collectively, the “Guarantors.”

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) reimbursement obligations in respect of letters of credit, bankers’ acceptances and contingent obligations of such Person;

(4) the principal component of all obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as a liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in the good faith by the Board of Directors) and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1) Production Payments and Reserve Sales;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(3) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of ARP or the Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of ARP, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of ARP or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of ARP or the Restricted Subsidiaries Incurred without violation of this Indenture;

(4) any obligation arising from agreements of ARP or a Restricted Subsidiary providing for indemnification, Guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations (other than Guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that such Indebtedness is not reflected on the face of the balance sheet of ARP or any Restricted Subsidiary;

(5) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(6) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(7) all contracts and other obligations, agreements instruments or arrangements described in clauses (20), (21), (22), (29)(a) or (30) of the definition of “Permitted Liens.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “GP”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the GP and (ii) the entire amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the notes issued on the Issue Date.

“Initial Purchasers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, C&Co/PrinceRidge LLC, Comerica Securities, Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Santander Investment Securities Inc., and SunTrust Robinson Humphrey, Inc.

“Interest Payment Date” has the meaning provided on the back of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by ARP or a Subsidiary for consideration to the extent such consideration consists of Common Stock of ARP.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.08,

(1) “Investment” will include the portion (proportionate to ARP’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, ARP will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) ARP’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to ARP’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary (as conclusively determined by the Board of Directors of ARP in good faith) at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of ARP.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means January 23, 2013.

“Issuers” means the Company and Finance Co, collectively; “Issuer” means the Company or Finance Co.

“Joint Venture” has the meaning provided in the definition of “Indebtedness”.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by ARP or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by ARP or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of ARP and the Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Energy Business, less (b) all current liabilities of ARP and the Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Energy Business, in each case as set forth in the consolidated financial statements of ARP prepared in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither ARP nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of ARP or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes by the Issuers pursuant to the Offering Memorandum.

“Offering Memorandum” means the offering memorandum of the Issuers dated January 16, 2013 relating to the Offering.

“Officer” means any person who is authorized by the Board of Directors of ARP to execute documents binding on ARP, either directly or as an officer of a general partner, manager or other business entity with the ultimate authority to manage the business and operations of ARP.

“Officer’s Certificate” means a certificate signed by an Officer of ARP.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Parent” means Atlas Energy, L.P.

“Parent Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause (1), such person or group shall be deemed to Beneficially Own any Voting Stock of Parent held by a parent entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the total voting power of the Voting Stock of such parent entity); or

(2) the first day on which a majority of the members of the Board of Directors of Parent are not (i) nominated by the Board of Directors or (ii) appointed by directors so nominated; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Parent and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the members of Parent of a plan or proposal for the liquidation or dissolution of Parent.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement relating to the Notes issued on the Issue Date.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of ARP dated March 13, 2012, as such may be amended, modified or supplemented from time to time.

“Permitted Business Investment” means any Investment made in the ordinary course of, and of a nature that is or shall have become customary in, the Energy Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Energy Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries); and

(3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investment” means an Investment by ARP or any Restricted Subsidiary in:

(1) ARP, a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Energy Business;

(2) another Person whose primary business is the Energy Business if as a result of such Investment such other Person becomes a Restricted Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, ARP or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to ARP or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as ARP or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of ARP or such Restricted Subsidiary;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to ARP or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.07;

(9) Investments in existence on the Issue Date;

(10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 4.09;

(11) Guarantees issued in accordance with Section 4.09;

(12) any Asset Swap or acquisition of Additional Assets made in accordance with Section 4.07;

(13) Permitted Business Investments;

(14) any Person where such Investment was acquired by ARP or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by ARP or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by ARP or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by ARP or any Restricted Subsidiary;

(16) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Energy Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Energy Business;

(17) acquisitions of assets, Equity Interests or other securities by ARP for consideration consisting of Capital Stock (other than Disqualified Stock) of ARP;

(18) Investments in the Notes; and

(19) Investments by ARP or any of the Restricted Subsidiaries, together with all other Investments pursuant to this clause (19), in an aggregate amount outstanding at the time of such Investment not to exceed the greater of (a) $50.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such Investment, in each case outstanding at any one time (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other obligations under, and related Hedging Obligations and Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of ARP under, any Credit Facility permitted to be Incurred under this Indenture under Section 4.09(b)(1);

(2) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) statutory and contractual Liens of landlords and Liens imposed by law, including operators’, vendors’, suppliers’, workers’, construction, carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof;

(5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations;

(8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of ARP or any of the Restricted Subsidiaries;

(9) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

(a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b) such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of ARP or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by ARP in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by ARP or any Restricted Subsidiary to provide collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by ARP and the Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date;

(14) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by ARP or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(15) Liens on property at the time ARP or any of the Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into ARP or any of the Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by ARP or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16) Liens securing Indebtedness or other obligations of a Subsidiary owing to ARP, the Company or a Wholly-Owned Subsidiary;

(17) Liens securing the Notes, Guarantees and other obligations under this Indenture;

(18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20) Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

(21) Liens arising under farm-out agreements, farm-in agreements, oil and gas leases, division orders, marketing agreements, processing agreements, development agreements, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Energy Business;

(22) Liens on pipelines or pipeline facilities that arise by operation of law;

(23) Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time, added together with all other Indebtedness secured by Liens Incurred pursuant to this clause (23), not to exceed the greater of (a) $25.0 million and (b) 3.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;

(24) Liens in favor of the Issuers or any Guarantor;

(25) deposits made in the ordinary course of business to secure liability to insurance carriers;

(26) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(27) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(28) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(30) Liens (other than Liens securing Indebtedness) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Energy Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

(31) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(32) Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(33) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.08; and

(34) Liens in favor of collecting or payor banks having a right of setoff, revocation, or charge back with respect to money or instruments of ARP or any Subsidiary of ARP on deposit with or in possession of such bank.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Payments” means, so long as ARP is an entity taxable as a partnership or a disregarded entity for federal income tax purposes, distributions to the direct or indirect owners of ARP in amounts, with respect to any period, not to exceed the Tax Amount for each such Person for such period; provided that such distributions shall not exceed the excess of income taxes (computed as if ARP and ARP’s Subsidiaries were a single entity) over income taxes payable directly by ARP or ARP’s Subsidiaries.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments and Reserve Sales” means the grant or transfer by ARP or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Energy Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Energy Business for geologists, geophysicists or other providers of technical services to ARP or a Restricted Subsidiary.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of ARP that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of ARP or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced.

“Reinstatement Date” has the meaning provided in Section 4.17(a).

“Registration Rights Agreement” means that certain registration rights agreement related to the Initial Notes dated the Issue Date by and among the Issuers, ARP, the Subsidiary Guarantors and J.P. Morgan Securities, LLC, as representative of the initial purchasers, and any other registration rights agreement related to any Additional Notes.

“Regulation S” means Regulation S promulgated by the SEC under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S, subject to adjustment as provided in Section 2.06 hereof.

“Responsible Officer,” when used with respect to the Trustee, means the officer in the Corporate Trust Department of the Trustee having direct responsibility for administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of ARP (including, for the avoidance of doubt, the Issuers) other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.

“Rule 903” means Rule 903 of Regulation S promulgated by the SEC under the Securities Act.

“Rule 904” means Rule 904 of Regulation S promulgated by the SEC under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby ARP or a Restricted Subsidiary transfers such property to a Person and ARP or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Credit Agreement” means the Credit Agreement dated as of March 5, 2012 among ARP, as Borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders parties thereto from time to time, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.09).

“Shelf Registration Statement” means a shelf registration statement filed with the SEC by the Issuers and the Guarantors in accordance with the applicable Registration Rights Agreement to register resales of the Notes or the Exchange Notes.

“Significant Subsidiary” means any Restricted Subsidiary (other than an Issuer) that would be a “Significant Subsidiary” of ARP within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of an Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means:

(1) any corporation, association or other business entity (other than an entity referred to in clause (2) below) of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes and exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Subsidiary Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

“Subsidiary Guarantor” means ARP Barnett, LLC, Atlas Energy Indiana, LLC, Atlas Energy Colorado, LLC, Atlas Energy Ohio, LLC, Atlas Energy Tennessee, LLC, Atlas Noble, LLC, Atlas Resources, LLC, REI-NY, LLC, Resource Energy, LLC, Resource Well Services, LLC, Viking Resources, LLC, Atlas Barnett, LLC, ARP Barnett Pipeline, LLC and ARP Oklahoma, LLC and any Restricted Subsidiary created or acquired by ARP after the Issue Date (other than a Foreign Subsidiary and any Unrestricted Subsidiary) that is required to provide a guarantee pursuant to Section 4.13.

“Suspended Covenants” has the meaning provided in Section 4.17(a).

“Tax Amount” means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a New York corporation located in New York City filing separate tax returns with respect to its Taxable Income for such period; provided, however, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a New York corporation located in New York City shall be taken into account. Notwithstanding anything to the contrary, Tax Amount should not include taxes resulting from such Person’s reorganization as or change in the status of a corporation.

“Taxable Income” means, with respect to any Person for any period, such Person’s distributive share of ARP’s or ARP’s Subsidiaries’ taxable income or loss for such period for federal, state or local income tax purposes; provided that (1) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (2) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (3) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by ARP that is not treated as deductible for federal income tax purposes by a partner or member of ARP.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of ARP that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of ARP in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of ARP may designate any Subsidiary of ARP (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein but excluding the Issuers) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of ARP which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of either (a) Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary that is recourse to ARP or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary for which ARP or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be Incurred at that time by ARP and its Restricted Subsidiaries pursuant to Section 4.09(a)(1);

(3) on the date of such designation, such designation and the Investment of ARP or a Restricted Subsidiary in such Subsidiary complies with Section 4.08;

(4) such Subsidiary is a Person with respect to which neither ARP nor any of the Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with ARP or any Restricted Subsidiary with terms substantially less favorable to ARP than those that might have been obtained from Persons who are not Affiliates of ARP.

In addition, as of the Issue Date, without further designation, Anthem Securities, Inc. and Atlas Energy Securities, Inc. will be Unrestricted Subsidiaries.

Any such designation by the Board of Directors of ARP shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the General Partner giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of ARP may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and ARP could Incur at least $1.00 of additional Indebtedness under Section 4.09(a) on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S promulgated by the SEC under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by ARP or another Wholly-Owned Subsidiary.

Section 1.02. Other Definitions.

Term	Defined in section
“Affiliate Transaction”	4.12(a)
“Asset Disposition Offer”	4.07(b)
“Asset Disposition Offer Amount”	3.09
“Asset Disposition Offer Period”	3.09
“Asset Disposition Purchase Date”	3.09
“Change of Control Offer”	4.06(b)
“Change of Control Payment”	4.06(b)(i)
“Change of Control Payment Date”	4.06(b)(ii)
“Covenant Defeasance”	8.03
“Defeasance Trust”	8.04
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.07(b)
“General Partner”	1.01 (definition of Indebtedness)
“Incremental Funds”	4.08(a)(B)(iv)(C)
“Initial Lien”	4.10(d)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Pari Passu Notes”	4.07(b)
“Paying Agent”	2.03
“Registrar”	2.03
“Restricted Payment”	4.08(a)
“Special Incremental Funds”	4.08(a)(B)(iv)(C)
“Successor Company”	5.01(a)(i)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company, Finance Co or any Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

Section 1.05. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuers may, in the circumstances permitted by the TIA, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(h) The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The terms and provisions contained in the Notes (including the Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, Finance Co, the Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent permitted by law, if any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuers pursuant to an Asset Disposition Offer as provided in Section 4.07 hereof or a Change of Control Offer as provided in Section 4.06 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with the Notes issued on the Issue Date and shall have the same terms as to status, redemption or otherwise as the Notes issued on the Issue Date (“Additional Notes”); provided that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.09 hereof.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

One Officer of the Company and one Officer of Finance Co shall sign the Notes for the Company and Finance Co, respectively, by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company and Finance Co signed by one Officer of the Company and one Officer of Finance Co, authenticate (i) $275,000,000 aggregate principal amount of Notes, with the Guarantees endorsed thereon, for original issue on the Issue Date and (ii) from time to time thereafter any amount of Additional Notes specified by the Issuers, in each case, upon a written order of the Company and Finance Co signed by one Officer of the Company and one Officer of Finance Co. Such order shall specify (a) the amount of the Notes of each series to be authenticated and the date of original issue thereof, and (b) whether the Notes are Exchange Notes. The aggregate principal amount of Notes of either series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuers pursuant to one or more written orders of the Issuers, except as provided in Section 2.07 hereof. Subject to the foregoing, the aggregate principal amount of Notes of either series that may be issued under this Indenture shall not be limited.

The Notes issued on the Issue Date and any Additional Notes subsequently issued, together with the Exchange Notes issued in exchange therefor, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either of the Issuers.

Section 2.03. Registrar and Paying Agent.

The Company, Finance Co and the Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, Finance Co, ARP or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company, Finance Co or the Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Guarantor) shall have no further liability for the money. If an Issuer or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or Finance Co, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may be exchanged for Certificated Notes only if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary, (ii) an Event of Default occurs and is continuing and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes or (iii) the Issuers deliver to the Trustee notice that the Issuers elect to exchange the Global Notes for Certificated Notes. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note or a beneficial interest therein is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to the Schedule of Exchanges of Interests in the Global Notes attached thereto pursuant to Section 2.01 hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the holders of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any state of the United States.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes. (i) A beneficial interest in a Restricted Global Note may only be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Certificated Note as specified in Section 2.06(a) and upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred to ARP or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificate Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Certificated Note in the applicable principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests. Certificated Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Global Note.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

(i) Restricted Certificated Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(ii) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any state of the United States.

(iii) A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof. Unrestricted Certificated Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Note.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (x) broker-dealers (excluding broker-dealers that acquired such beneficial interests in Restricted Global Notes as a result of market-making activities or other trading activities (other than such beneficial interests in Restricted Global Notes acquired directly from the Issuers or any of their affiliates (as defined in Rule 144) thereof)), (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”), (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraph (b)(iv), (c)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.06, 4.07 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuers and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period of 15 days before a selection of Notes for redemption, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Issuers and the Guarantors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, the Issuers or any Guarantor shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

(ix) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interest in any Global Note) other than to require delivery of such certificate and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either of the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by one Officer of the Company and one Officer of Finance Co, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest (including Additional Interest, if any) on it ceases to accrue.

If the Paying Agent (other than an Issuer or a Subsidiary or an Affiliate of an Issuer) holds, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Additional Interest, if applicable).

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuers signed by one Officer of the Company and one Officer of Finance Co. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

Either of the Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall treat such canceled Notes in accordance with its documents retention policies. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If any of the Company, Finance Co or any Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if they do so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If an Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least ten Business Days (unless a shorter period is acceptable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a) if the Notes are listed for trading on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed; or

(b) if the Notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

Notes and portions of Notes selected shall be in amounts of $2,000 or an integral multiple of $1,000 in excess of $2,000. No Notes of $2,000 in original principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest (including Additional Interest, if applicable) ceases to accrue on Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest on the Notes (including Additional Interest, if any) called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

Not later than 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if ARP, the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if applicable) on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if applicable) on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest (including Additional Interest, if applicable) shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (including Additional Interest, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest (including Additional Interest, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Issuers shall not have the option to redeem the Notes prior to January 15, 2017. On or after January 15, 2017, the Issuers shall have the option to redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	103.875%
2018	101.938%
2019 and thereafter	100.000%

(b) The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2017 at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) Prior to January 15, 2016 the Issuers may, at their option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that

(1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

Except for any repurchase offers required to be made pursuant to Sections 4.06 and 4.07 hereof, the Issuers shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Net Available Cash.

In the event that, pursuant to Section 4.07 hereof, the Issuers shall be required to commence an Asset Disposition Offer to all Holders and all holders of Pari Passu Notes, it shall follow the procedures specified below.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuers will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to Section 4.07 hereof (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest or Additional Interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

Upon the commencement of an Asset Disposition Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(a) that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Asset Disposition Offer shall remain open;

(b) the Asset Disposition Offer Amount, the purchase price and the Asset Disposition Purchase Date;

(c) that any Note not validly tendered or accepted for payment shall continue to accrue interest (including Additional Interest, if applicable);

(d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer shall cease to accrue interest (including Additional Interest, if applicable) after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(f) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Disposition Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased); and

(h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Asset Disposition Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuers will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09 and, in addition, the Issuers will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Issuers or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an Officer’s Certificate from the Issuers, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. In addition, the Issuers will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuers shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in New York, New York on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest (including Additional Interest, if any) shall be considered paid on the date due if the Paying Agent, if other than an Issuer or any Guarantor thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Additional Interest, if any) then due. The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the then applicable interest rate on the Notes to the extent lawful. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any), without regard to any applicable grace period, at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar), where Notes may be surrendered or presented for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City and State of New York where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the City and State of New York, in order that the Notes shall at all times be payable in the City and State of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03. Compliance Certificate.

(a) The Issuers and the Guarantors shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of ARP and the Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of such Issuers and such Guarantors, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer or such Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) [Reserved].

(c) Each of the Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or Finance Co becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.04. Taxes.

ARP shall pay, and shall cause each of the Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05. Stay, Extension and Usury Laws.

Each of the Issuers and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Change of Control.

(a) If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Issuers will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iii) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(iv) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii) that if the Issuers are repurchasing less than all of the Notes, the holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum principal amount of $2,000 and an integral multiple of $1,000 in excess of $2,000; and

(viii) the procedures determined by the Issuers, consistent with this Indenture, that a holder must follow in order to have its Notes repurchased.

(c) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes (in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000) properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(d) The Paying Agent will promptly mail to each holder of Notes properly tendered and not properly withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.

(e) If the Change of Control Payment Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to holders who tender pursuant to the Change of Control Offer.

(f) The Change of Control provisions set forth above will be applicable whether or not any other provisions of this Indenture are applicable.

(g) The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(h) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

(i) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Issuers’ obligations described in this Indenture by virtue of the Issuers’ compliance with such securities laws or regulations.

(j) For the avoidance of doubt, and notwithstanding any other provision to the contrary herein, the provisions under this Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Section 4.07. Limitation on Sales of Assets and Subsidiary Stock.

(a) ARP will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Disposition unless:

(i) ARP or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all noncash consideration), of the shares and assets subject to such Asset Disposition;

(ii) at least 75% of the consideration received by ARP or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents or Additional Assets, or any combination thereof; and

(iii) except as provided in paragraph (b) below, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, within 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, by ARP or such Restricted Subsidiary, as the case may be:

(A) to the extent ARP or any Restricted Subsidiary, as the case may be, elects not to invest in Additional Assets and (or is required by the terms of any Indebtedness) to prepay, repay, redeem or purchase Indebtedness of ARP or the Restricted Subsidiaries under the Senior Secured Credit Agreement, any other Indebtedness of ARP, an Issuer or a Subsidiary Guarantor that is secured by a Lien permitted to be Incurred under this Indenture or Indebtedness (other than Disqualified Stock) of any Wholly-Owned Subsidiary that is not an Issuer or a Guarantor; provided, however, that, in connection with any prepayment, repayment, redemption or purchase of Indebtedness pursuant to this clause (A), ARP or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; or

(B) to invest in Additional Assets;

provided that pending the final application of any such Net Available Cash in accordance with Section 3.09 and 4.07, ARP and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in paragraph (a) above will be deemed to constitute “Excess Proceeds.” Not later than the day following the date that is 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring ARP or a Restricted Subsidiary to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or, in the event such Pari Passu Indebtedness of ARP or a Restricted Subsidiary was issued with significant original issue discount, 100% of the accreted value thereof) of the Notes and Pari Passu Notes plus accrued and unpaid interest (or in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general company purposes, subject to the other covenants contained in this Indenture. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) The Issuers shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Indenture by virtue of their compliance with such securities laws or regulations.

(g) For the purposes of Section 4.07(a)(ii), the following will be deemed to be cash:

(1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations, Guarantor Subordinated Obligations or Disqualified Stock) of ARP or a Restricted Subsidiary and the release of ARP or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (or in lieu of such a release, the agreement of the acquirer or its parent company to indemnify and hold ARP or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed Indebtedness; provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating), in which case ARP will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with Section 4.07(a)(iii)(A); and

(2) securities, notes or other obligations received by ARP or any Restricted Subsidiary from the transferee that are converted by ARP or such Restricted Subsidiary into cash within 180 days after receipt thereof.

Notwithstanding the foregoing, the 75% limitation referred to in Section 4.07(a)(ii) shall be deemed satisfied with respect to any Asset Disposition in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

(h) The requirement of Section 4.07(a)(iii)(B) shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by ARP or the Restricted Subsidiary within the specified time period and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Section 4.08. Limitation on Restricted Payments.

(a) ARP will not, and will not permit any of the Restricted Subsidiaries, directly or indirectly, to:

(i) declare or pay any dividend or make any payment or distribution on or in respect of ARP’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving ARP or any of the Restricted Subsidiaries) except:

(a) dividends or distributions by ARP payable solely in Capital Stock of ARP (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of ARP; and

(b) dividends or distributions payable to ARP or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as ARP or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(ii) purchase, redeem, defease, retire or otherwise acquire for value any Capital Stock of ARP or any direct or indirect parent of ARP held by Persons other than ARP or a Restricted Subsidiary (other than in exchange for Capital Stock of ARP (other than Disqualified Stock);

(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) Indebtedness permitted under Section 4.09(b)(3) or (y) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(iv) make any Restricted Investment in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) shall be referred to herein as a “Restricted Payment”). Notwithstanding the foregoing, ARP or a Restricted Subsidiary may make a Restricted Payment if at the time of such Restricted Payment:

(A) no Default shall have occurred and be continuing (or would result therefrom); and

(B) either: (1) if the Consolidated Coverage Ratio for ARP and the Restricted Subsidiaries on the last day of the immediately preceding fiscal quarter is at least 2.25 to 1.0, the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made during the fiscal quarter in which such Restricted Payment is made does not exceed the result of:

(i) Available Cash; plus

(ii) without duplication of amounts included in Available Cash, 100% of the aggregate Net Cash Proceeds, and the fair market value (as determined by ARP’s Board of Directors in good faith) of property or securities other than cash (including Capital Stock of Persons engaged primarily in the Energy Business or assets used in the Energy Business), in each case received by ARP from the substantially concurrent issue or sale of its Capital Stock (other than Disqualified Stock) or other substantially concurrent capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to (x) management, employees, directors or any direct or indirect parent of ARP, to the extent such Net Cash Proceeds have been used to make a Restricted Payment pursuant to Section 4.08(b)(5)(a), (y) a Subsidiary of ARP or (z) an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by ARP or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination)); plus

(iii) the amount by which Indebtedness of ARP or the Restricted Subsidiaries is reduced on ARP’s balance sheet upon the conversion or exchange (other than by a Wholly-Owned Subsidiary of ARP) subsequent to the Issue Date of any Indebtedness of ARP or the Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of ARP (less the amount of any cash, or the fair market value of any other property (other than such Capital Stock), distributed by ARP upon such conversion or exchange), together with the net proceeds, if any, received by ARP or any of the Restricted Subsidiaries upon such conversion or exchange; plus

(iv) without duplication of amounts included in Available Cash, the amount equal to the aggregate net reduction in Restricted Investments made by ARP or any of the Restricted Subsidiaries in any Person subsequent to the Issue Date resulting from:

(A) repurchases, repayments or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to a Subsidiary of ARP), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to ARP or any Restricted Subsidiary;

(B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by ARP or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; and

(C) the sale (other than to ARP or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary (items (ii), (iii) and (iv) being referred to as “Incremental Funds” and for purposes of clause (2)(ii) below, items (ii) and (iv) above being referred to as “Special Incremental Funds”); minus

(v) the aggregate amount of Incremental Funds previously expended pursuant to this clause (B)(1) or clause (B)(2) below; or

(2) if the Consolidated Coverage Ratio for ARP and the Restricted Subsidiaries as of the last day of the immediately preceding fiscal quarter is less than 2.25 to 1.0, the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made during the fiscal quarter in which such Restricted Payment and other Restricted Payments is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on the Capital Stock of ARP plus the related distributions to the General Partner) does not exceed:

(i) $125.0 million less the aggregate amount of Restricted Payments made since the Issue Date pursuant to this clause (B)(2); plus

(ii) the aggregate amount of Special Incremental Funds not previously expended pursuant to clause (B)(1) above or this clause (B)(2).

(b) The provisions of Section 4.08(a) will not prohibit:

(1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of ARP (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by ARP or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by ARP; provided, however, that (a) such

Restricted Payment will be excluded from subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock or capital contribution will be excluded from Available Cash and clause (B)(1)(ii) of paragraph (a) above and the definition of Incremental Funds;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of ARP, the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of ARP or the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to Section 4.09; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of ARP or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of ARP or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 4.09; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded from subsequent calculations of the amount of Restricted Payments;

(4) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this Section 4.08; provided, however, that such dividends and distributions will be included (without duplication) in subsequent calculations of the amount of Restricted Payments (to the extent the declaration thereof has not been previously included); and provided, further however, that for purposes of clarification, this clause (4) shall not include cash payments in lieu of the issuance of fractional shares included in clause (9) below;

(5) (a) so long as no Default has occurred and is continuing, the purchase of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of Parent, ARP or any Restricted Subsidiary held by any existing or former employees, management or directors of Parent, ARP or any Subsidiary of ARP or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management, employees or directors; provided that such redemptions or repurchases since the Issue Date pursuant to this subclause (a) during any calendar year will not exceed $3.0 million in the aggregate (with unused amounts in any calendar year being carried over to the next succeeding calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by ARP from the sale of Capital Stock of ARP to members of management or directors of ARP and the Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B) of paragraph (a) above), plus (B) the cash proceeds of key man life insurance policies received by ARP and the Restricted Subsidiaries after the Issue Date (to the extent the cash proceeds of key man life insurance policies have not otherwise been applied to the payment of Restricted Payments by virtue of clause (B) of paragraph (a) above), less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (5)(a) since the Issue Date; provided further, however, that the amount of any such repurchase or redemption under this subclause (a) will be excluded in subsequent calculations of the amount of Restricted Payments and the proceeds received from any such sale will be excluded from clause (B) of paragraph (a) above (including the definition of Incremental Funds); and

(b) the cancellation of loans or advances to employees or directors of ARP or any Subsidiary of ARP the proceeds of which are used to purchase Capital Stock of ARP, in an aggregate amount not in excess of $2.0 million at any one time outstanding; provided, however, that ARP and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith in connection with such loans or advances; provided, further, that the amount of such cancelled loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

(6) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

(7) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.06 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those in Section 4.07; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuers have made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in Section 4.06 or 4.07, as applicable, with respect to the Notes and have completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; provided, however, that such repurchases will be included in subsequent calculations of the amount of Restricted Payments;

(8) payments or distributions to dissenting stockholders of acquired businesses pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets otherwise permitted under this Indenture; provided, however, that any payment pursuant to this clause (8) shall be excluded from the calculation of the amount of Restricted Payments;

(9) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (9) shall be excluded from the calculation of the amount of Restricted Payments;

(10) so long as no Default has occurred and is continuing, other Restricted Payments made pursuant to this clause (10) in an aggregate amount not to exceed $5.0 million; provided that any payment pursuant to this clause (10) shall be excluded from the calculation of the amount of Restricted Payments; and

(11) Permitted Payments.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by ARP or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. The fair market value of any non-cash Restricted Payment that is less than $20.0 million shall be determined conclusively by an Officer of ARP and the fair market value of any non-cash Restricted Payment that is more than $20.0 million shall be determined conclusively by the Board of Directors of ARP acting in good faith whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by Section 4.08 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

(d) The Issuers shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by ARP and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.08(a) or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.09. Limitation on Indebtedness and Preferred Stock.

(a) ARP will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) and ARP will not permit any of the Restricted Subsidiaries to issue Preferred Stock; provided, however, that ARP, the Company and any of the Subsidiary Guarantors may Incur Indebtedness and issue Preferred Stock if on the date thereof:

(1) the Consolidated Coverage Ratio for ARP and the Restricted Subsidiaries is at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of proceeds); and

(2) no Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b) Section 4.09(a) hereof will not prohibit the Incurrence of the following Indebtedness or issuance of the following Preferred Stock, as the case may be:

(1) Indebtedness of ARP Incurred pursuant to one or more Credit Facilities in an aggregate amount not to exceed the greater of (a) $500.0 million less the aggregate amount of all permanent principal repayments since the Issue Date under a Credit Facility made under Section 4.07(a)(iii)(A) hereof, or (b) the sum of (x) $350.0 million less the aggregate amount of all permanent principal repayments since the Issue Date under a Credit Facility that are made pursuant to Section 4.07(a)(iii)(A) plus (y) 35.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness after giving effect to the application of the proceeds therefrom, in each case outstanding at any one time;

(2) Guarantees by ARP, the Company or Subsidiary Guarantors of Indebtedness of ARP, the Company or a Subsidiary Guarantor, as the case may be, Incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Guarantee to at least the same extent as the Indebtedness being Guaranteed, as the case may be;

(3) Indebtedness of ARP owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by ARP or any Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other than ARP or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person other than ARP or a Restricted Subsidiary shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by ARP or such Restricted Subsidiary, as the case may be;

(4) Indebtedness represented by (a) the Notes issued on the Issue Date, and the related Exchange Notes issued in a registered exchange offer (or shelf registration) for the Notes pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1) and (2) of clause (b) of this Section 4.09) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to Section 4.09(a) hereof;

(5) Indebtedness of a Person that becomes a Restricted Subsidiary or is acquired by ARP or a Restricted Subsidiary or merged into ARP or a Restricted Subsidiary in accordance with this Indenture and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by or was merged into ARP or such Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by or was merged into ARP or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person becomes a Restricted Subsidiary or is acquired by or was merged into ARP or a Restricted Subsidiary, ARP would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6) the Incurrence by ARP or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements or carrying costs of property used in the business of ARP or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause (6) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not at any time outstanding exceed the greater of (a) $25.0 million and (b) 3.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence;;

(7) the Incurrence by ARP or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances and bid, performance, surety and appeal bonds or other similar obligations incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);

(8) Capital Stock (other than Disqualified Stock) of ARP, the Company or any of the Subsidiary Guarantors;

(9) the Incurrence by ARP or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of ARP’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (9) and then outstanding does not exceed $25.0 million;

(10) Indebtedness owed to Parent not to exceed $50.0 million in the aggregate, provided that all such Indebtedness shall be unsecured and subordinated to the Notes;

(11) the Incurrence by ARP or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided for the account of ARP and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of ARP or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(12) the issuance by any of the Restricted Subsidiaries to ARP or to any of its Restricted Subsidiaries of any Preferred Stock; provided that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than ARP or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Preferred Stock to a Person that is neither ARP nor a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (12); and

(13) in addition to the items referred to in clauses (1) through (12) above, Indebtedness of ARP, the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed the greater of (a) $50.0 million and (b) 5.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.09:

(1) in the event an item of that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (a) and (b) of this Section 4.09, the Issuers, in their sole discretion, will classify such item of Indebtedness on the date of Incurrence and, subject to clause (ii) below may later reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) all Indebtedness outstanding on the date of this Indenture under the Senior Secured Credit Agreement shall be deemed Incurred on the Issue Date under Section 4.09(b)(1);

(3) Guarantees of, or obligations in respect of letters of credit supporting, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5) the principal amount of any Disqualified Stock of ARP or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6) Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) Accrual of interest, accrual of dividends, the amortization of debt discount or the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815) will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

(e) If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Issuers shall be in Default of this Section 4.09).

(f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuers may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g) This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.10. Limitation on Liens.

(a) ARP will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (the “Initial Lien”) other than Permitted Liens upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), including any income or profits therefrom, whether owned on the date of this Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Notes or, in respect of Liens on ARP’s or any Restricted Subsidiary’s property or assets, any Guarantee of ARP or such Restricted Subsidiary, as the case may be, equally and ratably with (or senior in priority to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

(b) Any Lien created for the benefit of the holders of the Notes pursuant to Section 4.10(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Section 4.11. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a) ARP will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to ARP or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(ii) make any loans or advances to ARP or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to ARP or any Restricted Subsidiary to other Indebtedness Incurred by ARP or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(iii) sell, lease or transfer any of its property or assets to ARP or any Restricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1) any encumbrance or restriction pursuant to or by reason of (a) an agreement in effect at or entered into on the Issue Date and (b) this Indenture;

(2) any encumbrance or restriction with respect to a Person pursuant to or by reason of an agreement relating to any Capital Stock or Indebtedness Incurred by a Person on or before the date on which such Person was acquired by ARP or another Restricted Subsidiary (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by ARP or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of ARP or any Restricted Subsidiary other than the assets and property so acquired;

(3) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of ARP and the Restricted Subsidiaries to realize the value of, property or assets of ARP or any Restricted Subsidiary in any manner material to ARP or any Restricted Subsidiary;

(4) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction shall not extend to any assets or property of ARP or any Restricted Subsidiary other than the assets and property so acquired;

(5) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if:

(a) either (1) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (2) the Issuers determine that any such encumbrance or restriction will not materially affect the Issuers’ ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

(b) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financing (as determined by the Company);

(6) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (1) through (5) or clause (12) of this paragraph (b) or this clause (6) or contained in any amendment, restatement, modification, renewal, supplemental, refunding, replacement or refinancing of an agreement referred to in clauses (1) through (5) or clause (12) of this paragraph (b) or this clause (6); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement taken as a whole are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (1) through (5) or clause (12) of this paragraph (b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(7) in the case of Section 4.11(a)(iii), any encumbrance or restriction:

(a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license or other contract;

(b) arising from Permitted Liens securing Indebtedness of ARP or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of ARP or any Restricted Subsidiary;

(d) restrictions on cash or other deposits imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(e) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business that solely affect the assets or property that is the subject of such agreements and provided that in the case of joint venture agreements such provisions solely affect assets or property of the joint venture; or

(f) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(8) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions of the nature described in Section 4.11(a)(iii) on the property so acquired;

(9) any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(10) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”;

(11) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order; and

(12) the Senior Secured Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Secured Credit Agreement as in effect on the Issue Date.

Section 4.12. Limitation on Affiliate Transactions.

(a) ARP will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, make, amend or conduct any transaction (including making a payment to, the purchase, sale, lease or exchange of any property or the rendering of any service), contract, agreement or understanding with or for the benefit of any Affiliate of ARP (an “Affiliate Transaction”) unless:

(i) the terms of such Affiliate Transaction are no less favorable to ARP or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate or, if in the good faith judgment of the independent members of the Board of Directors of ARP no comparable transaction with an unrelated Person would be available, such independent directors determine in good faith that such Affiliate Transaction is fair to ARP or such Restricted Subsidiary from a financial point of view;

(ii) if such Affiliate Transaction involves aggregate consideration in excess of $20.0 million, ARP delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transactions complies with this Section 4.12(a); and

(iii) if such Affiliate Transaction involves aggregate consideration in excess of $35.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of ARP and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determine that such Affiliate Transaction satisfies the criteria in clause (i) above).

(b) Section 4.12(a) will not apply to:

(i) any Restricted Payment permitted to be made pursuant to Section 4.08 or any Permitted Investment;

(ii) any issuance of Capital Stock (other than Disqualified Stock), or other payments, awards or grants in cash, Capital Stock (other than Disqualified Stock) or otherwise pursuant to, or the funding of, employment or severance agreements and other compensation arrangements, options to purchase Capital Stock (other than Disqualified Stock) of ARP, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees in the ordinary course of business;

(iii) loans or advances to employees, officers or directors in the ordinary course of business of ARP or any of the Restricted Subsidiaries;

(iv) any transaction between ARP and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by ARP or a Restricted Subsidiary for the benefit of ARP or a Restricted Subsidiary, as the case may be, in accordance with Section 4.09;

(v) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because ARP or a Restricted Subsidiary owns, directly or indirectly, an equity interest in or otherwise controls such joint venture or similar entity;

(vi) the issuance or sale of any Capital Stock (other than Disqualified Stock) of ARP or the receipt by ARP of any capital contribution from its unitholders;

(vii) indemnities of officers, directors and employees of ARP or any of the Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by ARP or any of the Restricted Subsidiaries;

(viii) the payment of customary compensation and fees paid to, and benefits and indemnity provided on behalf of, officers or directors of ARP or any Restricted Subsidiary;

(ix) the performance of obligations of ARP or any of the Restricted Subsidiaries under the terms of any agreement to which ARP or any of the Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the holders of the Notes than the terms of the agreements in effect on the Issue Date;

(x) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to ARP and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of ARP or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(xi) guarantees of performance by ARP, the Company and its Restricted Subsidiaries of the Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xii) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of ARP, the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of such Indebtedness or Equity Interests who are unaffiliated with ARP, the Company and the Restricted Subsidiaries;

(xiii) transactions between ARP or any of its subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of ARP or its Subsidiary, as applicable; provided that such director abstains from voting as a director of ARP or its Subsidiary, as applicable, on any matter involving such other Person;

(xiv) any transaction in which ARP or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to ARP or such Restricted Subsidiary from a financial point of view or that such transaction satisfies the criteria in clause (a)(i) above; and

(xv) gas purchase, gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by ARP or any Restricted Subsidiary with third parties, or if neither ARP nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms that are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of ARP.

Section 4.13. Future Guarantors.

If, after the Issue Date, any Restricted Subsidiary that is not already a Subsidiary Guarantor guarantees any other Indebtedness of either of the Issuers or any of the Guarantors under any Credit Facility, then such Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture satisfactory to the Trustee and delivering an Opinion of Counsel to the Trustee within 30 days of the date on which it became a Restricted Subsidiary or such other guarantee was executed or such Indebtedness incurred, as applicable. Notwithstanding the foregoing, (i) any Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.13 shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary’s Guarantee, except a discharge or release by, or as a result of payment under, such guarantee and except if, at such time, such Restricted Subsidiary is then a guarantor under any other Indebtedness of the Issuers or another Subsidiary and (ii) any Guarantee of a Restricted Subsidiary shall be automatically released if such Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this Indenture.

Section 4.14. [Reserved]

Section 4.15. Business Activities.

ARP will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Energy Business, except to the extent as would not be material to ARP and the Restricted Subsidiaries taken as a whole.

Finance Co will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Capital Stock to ARP, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by the Company, including the Notes, that is permitted to be incurred by the Company under Section 4.09 (provided that the net proceeds of such indebtedness are retained by ARP or loaned to or contributed as capital to one or more Restricted Subsidiaries other than Finance Co), and activities incidental thereto. Neither the Company nor any Restricted Subsidiary shall engage in any transactions with Finance Co in violation of the immediately preceding sentence.

Section 4.16. [Reserved]

Section 4.17. Covenant Suspension

(a) If at any time (i) the rating assigned to the Notes by both S&P and Moody’s is an Investment Grade Rating, (ii) no Default has occurred and is continuing, and (iii) the Issuers have delivered to the Trustee an Officer’s Certificate certifying to the foregoing subclauses (i) and (ii), ARP and its Restricted Subsidiaries will not be subject to the provisions of Section 4.08 (other than the provisions set forth in Section 4.08(d) permitting a Restricted Subsidiary to be designated as an Unrestricted Subsidiary), Sections 4.07, 4.09, 4.11, 4.12, 4.15 and 5.01(a)(iii) (collectively, the “Suspended Covenants”); provided however, ARP and its Restricted Subsidiaries will remain subject to the provisions of Sections 4.06, 4.10, 4.13, 4.18 and 5.01 (other than clause (a)(iii) thereof) of this Indenture and provided further, that if ARP and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, either S&P or Moody’s withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both S&P and Moody’s, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, ARP and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”).

(b) Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms set forth in Section 4.08 as though such covenant had been in effect during the entire period of time from which the Notes are issued; provided, however, all Restricted Payments made, Indebtedness incurred and other actions effected during any period in which covenants are suspended will not cause a Default under this Indenture on any Reinstatement Date.

Section 4.18. Reports.

(a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent not prohibited by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the Holders without cost to any Holder, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation within the time periods specified therein with respect to a non-accelerated filer. In the event that the

Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders without cost to any Holder as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein with respect to a non-accelerated filer.

(b) If the Issuers have designated any of their respective Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by Section 4.18(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of ARP and the Restricted Subsidiaries.

(c) In addition, the Issuers and the Guarantors will make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act to the extent not satisfied by the foregoing.

(d) In the event that the rules and regulations of the SEC permit the Company and any direct or indirect parent of the Company to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Company, the Company may satisfy its obligations under this Section 4.18 with respect to financial information relating to the Company by furnishing financial information relating to any parent entity of the Company (including ARP) as long as such parent entity of the Company provides a Guarantee of the Notes; provided that the same is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to such parent entity, on the one hand, and the information relating to the Restricted Subsidiaries on a standalone basis, on the other hand.

(e) For purposes of this Section 4.18, the Issuers and the Guarantors will be deemed to have furnished the reports to the Trustee and the Holders as required by this Section 4.18 if they have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger and Consolidation.

(a) Neither Issuer will consolidate with or merge with or into or wind up into (whether or not such Issuer is the surviving corporation), and ARP may not convey, transfer or lease all or substantially all of its and the Restricted Subsidiaries’ assets in one or more related transactions to, any Person, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement (if applicable);

(ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a);

(iv) each Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations in respect of this Indenture, the Notes and the Registration Rights Agreement (if applicable); and

(v) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b) For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of ARP, which properties and assets, if held by ARP instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of ARP on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of ARP.

(c) Notwithstanding Section 5.01(a)(iii), (x) any Restricted Subsidiary (other than an Issuer) may consolidate with, merge into or transfer all or part of its properties and assets to ARP or the Company and the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Wholly-Owned Subsidiary and (y) the Company may merge with an Affiliate formed solely for the purpose of reforming the Company in another jurisdiction; provided that, in the case of a Restricted Subsidiary (other than an Issuer) that consolidates with, merges into or transfers all or part of its properties and assets to the Company, the Company will not be required to comply with Section 5.01(a)(v).

(d) Notwithstanding anything herein to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of this Indenture) is a corporation, Finance Co may be dissolved in accordance with this Indenture and may cease to be an Issuer; provided that, to the extent the Company or any Person formed by or surviving any such consolidation or merger is not a corporation, Finance Co shall not be dissolved and shall not cease to be an Issuer.

(e) The Issuers will not permit any Subsidiary Guarantor to consolidate with or merge with or into, and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to, any Person (other than the Company or another Subsidiary Guarantor) unless:

(1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; or

(2) the transaction is made in compliance with Section 4.13 and Section 4.07.

Section 5.02. Successor Entity Substituted.

(a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the surviving entity formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Co,” as the case may be, shall refer instead to the surviving entity and not to the Company or Finance Co, as the case may be), and may exercise every right and power of the Company or Finance Co, as the case may be, under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; and thereafter, if an Issuer is dissolved following a disposition of all or substantially all of its properties or assets in accordance with this Indenture, it shall be discharged and released from all obligations and covenants under this Indenture and the Notes; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of its properties or assets.

(b) If the surviving entity shall have succeeded to and been substituted for an Issuer, such surviving entity may cause to be signed, and may issue either in its own name or in the name of the applicable Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such surviving entity, instead of such Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of such Issuer to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

(c) In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

(d) For all purposes of this Indenture and the Notes, Subsidiaries of any surviving entity (other than an Issuer) will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on property or assets, of such surviving entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(i) default in any payment of interest or Additional Interest on any Note when due, continued for 30 days;

(ii) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption or upon required repurchase;

(iii) failure by an Issuer or any Guarantor to comply with its obligations under Section 5.01;

(iv) failure by an Issuer to comply for 30 days after notice as provided below with any of its obligations under Sections 4.06 or 4.07;

(v) failure by an Issuer or a Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture;

(vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ARP or any of the Restricted Subsidiaries (or the payment of which is guaranteed by ARP or any of the Restricted Subsidiaries), other than Indebtedness owed to ARP or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period); or

(B) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(vii) ARP, either Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against ARP, an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of ARP, an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or

(C) orders the liquidation of ARP, an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(ix) failure by ARP, an Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for ARP and the Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for any period of 60 consecutive days following entry of such final judgment; or

(x) any Guarantee of ARP or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for ARP and the Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or ARP or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements of ARP and the Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms (in a manner having legal effect) its obligations under this Indenture or its Guarantee.

However, a default under clauses (iv) and (v) of this section will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notifies the Issuers in writing and, in the case of a notice given by the holders, notifies the Trustee of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) of this section after receipt of such notice.

Section 6.02. Acceleration.

If an Event of Default (other than an Event of Default described in clause (vii) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Issuers, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuers and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes to be due and payable. If an Event of Default described in clause (vii) of Section 6.01 hereof occurs and is continuing, the principal of, premium, if any, accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium, interest or Additional Interest, if any) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and/or interest (including Additional Interest, if any) on, the Notes (including without limitation in connection with a purchase of, or tender offer or exchange offer for, Notes) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest (including Additional Interest, if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(i)or (ii) occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest (including Additional Interest, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest (including Additional Interest, if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest (including Additional Interest, if any), respectively; and

Third: to the Issuers or the Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.13. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered and, if requested, provide to the Trustee security or indemnity satisfactory to it against any claim, loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or Finance Co. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) Subject to the provisions of Section 7.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinion.

(b) Before the Trustee acts or refrains from acting in the administration of this Indenture, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer or any Guarantor shall be sufficient if signed by an Officer of the Company or by an Officer of Finance Co or any Guarantor (in the case of Finance Co or such Guarantor).

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provide to the Trustee reasonable security or indemnity against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers.

(h) The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder except Defaults or Events of Default under Sections 6.01(i) and 6.01(ii) hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(j) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(k) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action hereunder, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

(l) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payments of the Notes.

(m) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, disclosure material or prospectus distributed with respect to the Notes.

(o) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(p) Subject to Section 7.01(d), whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section 7.02.

(q) Any action taken, or omitted to be taken, by the Trustee in good faith, pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon all future Holders of that Note and upon securities executed and delivered in exchange therefor or in place thereof.

Section 7.03. Individual Rights of Trustee.

The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Affiliate of the Trustee or Agent may do the same with like rights and duties. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if this Indenture has been qualified under the TIA) as trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to an Issuer or upon an Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default occurs, the Trustee upon its knowledge of such Default or Event of Default, shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee’s knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

The Issuers and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Guarantors shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against either of the Issuers or any Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Guarantors of their obligations hereunder. The Issuers and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such separate counsel; provided that the Issuers and the Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor the Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence or bad faith of the Trustee.

The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the replacement of the Trustee.

To secure the Issuers’ and the Guarantors’ payment obligations in this Section, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest (including Additional Interest, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) hereof occurs, the expenses and the compensation for its services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Guarantor or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

Section 7.11. Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors of the Company (in the case of the Company) or of the Board of Directors of Finance Co (in the case of Finance Co) evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise the option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, ARP and the Restricted Subsidiaries shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations in Sections 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.18, 5.01(a)(iii), 5.01(c) and 5.01(e) hereof and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(iii), (iv), (v), (vi), (vii) (solely with respect to Significant Subsidiaries of the Company), (viii), (ix) and (x) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit) or (ii) insofar as Sections 6.01(vii) and 6.01(viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or the Guarantors or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

(h) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. [Reserved].

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ Obligations under this Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers or the Guarantors make any payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note following the reinstatement of their Obligations, the Issuers and the Guarantors shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers and the Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees or the Notes without the consent of any Holder of a Note to:

(a) cure any ambiguity, omission, defect, mistake or inconsistency;

(b) provide for the assumption by a successor corporation of the obligations of the Issuers or any Guarantor under this Indenture;

(c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(d) add Guarantees with respect to the Notes, including Subsidiary Guarantees, or release a Guarantor from its Subsidiary Guarantee and terminate such Subsidiary Guarantee; provided, however, that the release and termination is in accord with the applicable provisions of this Indenture;

(e) secure the Notes or Guarantees;

(f) add to the covenants of the Issuers or a y Guarantor for the benefit of the Holders of the Notes or surrender any right or power conferred upon the Issuers or a Guarantor;

(g) make any change that does not adversely affect the rights of any Holder;

(h) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(i) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(j) provide for the succession of a successor Trustee.

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company (in the case of the Company), and of the Board of Directors of Finance Co and each of the Subsidiary Guarantors (in the case of Finance Co and the Subsidiary Guarantors), authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that such amended or supplemental indenture complies with this Section 9.01, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.01 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the Company (in the case of the Company) and of the Board of Directors of Finance Co and each of the Guarantors (in the case of Finance Co and each of the Guarantors) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that any such amended or supplemental indenture complies with this Section 9.02, the Trustee shall join with the Issuers and each of the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the stated rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Stated Maturity of any Note;

(d) reduce the premium payable upon the redemption of any Note as described above under Section 3.07, or change the time at which any Note may be redeemed as described above under Section 3.07, or make any change under Section 4.06 after the occurrence of a Change of Control, or make any change to the provisions relating to an Asset Disposition Offer that has been made, in each case whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(e) make any Note payable in money other than that stated in the Note;

(f) impair the right of any Holder to receive payment of premium, if any, principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(g) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(h) modify the Guarantees in any manner adverse to the holders of the Notes; or

(i) make any change to or modify the ranking of the Notes that would adversely affect the Holders.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Guarantees or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05. Notation or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate of the Company and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment, with a copy to the Trustee. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.07.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantees.

Subject to the provisions of this Article 10, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the other Obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest (including Additional Interest, if any) on the Notes, if any, to the extent lawful, and all other Obligations of the Issuers to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor hereby agrees that to the fullest extent permitted by applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the fullest extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Guarantors, any amount paid by any of them to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of these Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against an Issuer for liquidation, reorganization, should such Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

The Guarantee issued by any Guarantor shall be a general unsecured senior obligation of such Guarantor and shall be pari passu in right of payment with all existing and future Senior Indebtedness of such Guarantor, if any.

Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Notwithstanding anything to the contrary, any direct or indirect parent company of the Company may guarantee the Notes and become a Guarantor hereunder.

Section 10.02. Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is its intention that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of such Subsidiary Guarantor under its Guarantee under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Issuers of payments made by guarantees by such parties, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of either of the Issuers or any Guarantor in which concurrent claims are made upon such Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against such Issuer shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

Section 10.03. Execution and Delivery of Guarantees.

To evidence the Guarantees set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 10.04. Benefits Acknowledged.

Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.05. Releases.

Concurrently with any sale of assets (including, if applicable, all of the Equity Interests of any Subsidiary Guarantor), any Liens in favor of the Trustee on the assets sold thereby shall be released; provided that in the event of an Asset Disposition, the Net Available Cash from such sale or other disposition are treated in accordance with the provisions of Section 4.07 hereof. The Guarantee and all other obligations under this Indenture of a Subsidiary Guarantor will be released: (i) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) ARP or a Restricted Subsidiary, if the Company applies the Net Available Cash of that sale or other disposition in accordance with Section 4.07 hereof; or (ii) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the Company applies the Net Available Cash of that sale in accordance with Section 4.07 hereof; or (iii) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or (iv) upon Legal Defeasance pursuant to Article 8 hereof or upon satisfaction and discharge of this Indenture pursuant to Article 11 hereof, provided that it is then no longer an obligor with respect to any Indebtedness under any Credit Facility. Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture including without limitation Section 4.07 hereof, or such Guarantee is to be released pursuant to the provisions of the immediately preceding sentence, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from all of its obligations under its Guarantee and this Indenture. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.06. “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture shall upon the request of the Issuers cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Issuers’ obligations under Section 7.07 hereof, the Issuers’ rights of optional redemption under Article 3 hereof, and the Trustee’s and the Paying Agent’s obligations under Section 11.02 and 11.03 hereof) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when either:

(a) either (i) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation, or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable; or

(B) shall become due and payable at their Stated Maturity within one year by reason of the mailing of a notice of redemption or otherwise; or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Guarantor, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which ARP or any of its Subsidiaries is a party or by which ARP or any of its Subsidiaries is bound; and

(c) the Issuers or any Guarantor has paid or caused to be paid all sums then due and payable hereunder by the Issuers;

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(e) the Issuers have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the Issuers’ obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08, 11.02, 11.03 and 11.04, and the Trustee’s and Paying Agent’s obligations in Section 11.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers’ obligations in Sections 7.07 and 11.03 shall survive.

In order to have money available on a payment date to pay principal of (and premium, if any, on) or interest on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer’s option.

Section 11.02. Application of Trust.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. Repayment of the Issuers.

The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall notify the Issuers of, and pay to the Issuers upon written request, any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuers shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In the absence of a written request from the Issuers to return unclaimed funds to the Issuers, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.

Section 11.04. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and Guarantors’ Obligations under this Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit has occurred pursuant to Section 11.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 11.02; provided, however, that if the Issuers or the Guarantors have made any payment of interest or premium, if any, on or principal of any Notes because of the reinstatement of their Obligations, the Issuers or such Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers or any Guarantor:

Atlas Energy Holdings Operating Company, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh PA, 15275

Telecopier No.: (412) 262-2820

Attention: Chief Financial Officer

With a copy to:

Ledgewood Law Firm

1900 Market Street

Suite 750

Philadelphia, Pennsylvania 19103

Telecopier No.: (215) 735-2513

Attention: Lisa A. Ernst

If to the Trustee or Paying Agent:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Steven A. Finklea

Telecopier No.: (713) 235-9213

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantors shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of an Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of an Issuer or such Guarantor stating that the information with respect to such factual matters is in possession of an Issuer or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of an Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of ARP, either of the Issuers or any Subsidiary of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Guarantees.

Section 12.10. Successors.

All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

Issuers:

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

By:	/s/ Sean P. McGrath
Name: Sean McGrath
Title: Chief Financial Officer

ATLAS RESOURCE FINANCE CORPORATION

By:	/s/ Sean P. McGrath
Name: Sean McGrath
Title: Chief Financial Officer

ATLAS RESOURCE PARTNERS, L.P.

By:	/s/ Sean P. McGrath
Name: Sean McGrath
Title: Chief Financial Officer

ATLAS ENERGY COLORADO, LLC

ATLAS ENERGY INDIANA, LLC

ATLAS ENERGY OHIO, LLC

ATLAS ENERGY TENNESSEE, LLC

ATLAS NOBLE, LLC

ATLAS RESOURCES, LLC

REI-NY, LLC

RESOURCE ENERGY, LLC

RESOURCE WELL SERVICES, LLC

VIKING RESOURCES, LLC

ARP BARNETT, LLC

ARP OKLAHOMA, LLC

ARP BARNETT PIPELINE, LLC

ATLAS BARNETT, LLC

By:	/s/ Sean P. McGrath
Name: Sean McGrath
Title: Chief Financial Officer

[Indenture]

Trustee:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS
Title: Vice President

[Indenture]

SCHEDULE A

Schedule of Subsidiary Guarantors

ATLAS ENERGY COLORADO, LLC

ATLAS ENERGY INDIANA, LLC

ATLAS ENERGY OHIO, LLC

ATLAS ENERGY TENNESSEE, LLC

ATLAS NOBLE, LLC

ATLAS RESOURCES, LLC

REI-NY, LLC

RESOURCE ENERGY, LLC

RESOURCE WELL SERVICES, LLC

VIKING RESOURCES, LLC

ARP BARNETT, LLC

ARP OKLAHOMA, LLC

ARP BARNETT PIPELINE, LLC

ATLAS BARNETT, LLC

EXHIBIT A

(Face of Note)

[INSERT GLOBAL LEGEND, IF APPLICABLE]

[INSERT PRIVATE PLACEMENT LEGEND, IF APPLICABLE]

CUSIP:1 [            ]

7.750% Senior Notes due 2021

No.	$

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

and

ATLAS RESOURCE FINANCE CORPORATION

promise to pay to                      or registered assigns, the principal sum of                      Dollars of the United States of America or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note on January 15, 2021.

Interest Payment Dates: January 15 and July 15 of each year

Record Dates: January 1 and July 1 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of the Indenture or be valid or obligatory for any purpose.

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC	ATLAS RESOURCE FINANCE CORPORATION

By: Name: Title:	By: Name: Title:

Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication:                              ,

[1]	144A: 049296 AA4
Reg. S: U04626 AA2

[Back of Note]

7.750% Senior Note due 2021

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company (the “Company”), and Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 7.750% per annum and shall pay any Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Issuers will pay interest (including Additional Interest, if any) semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 23, 2013; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2013. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any), without regard to any applicable grace periods, from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest (including Additional Interest, if any) on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the applicable Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest (including Additional Interest, if any) at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest (including Additional Interest, if any) and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Notes under an Indenture, dated as of January 23, 2013 (the “Indenture”), by and among the Issuers, ARP, the initial Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Notes are unsecured general obligations of the Issuers.

5. Optional Redemption. Subject to the additional terms and conditions set forth in the Indenture:

On or after January15, 2017, the Issuers shall have the option to redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2017	103.875%
2018	101.938%
2019 and thereafter	100.000%

(b) The Notes may be redeemed, in whole or in part, at any time prior to January15, 2017 at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder of Notes at its registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c) Prior to January 15, 2016 the Issuers may, at their option, on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that

(1) at least 65% of the original principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption; and

(2) the redemption occurs within 90 days after the closing of the related Equity Offering.

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

7. Repurchase at Option of Holder. Subject to the additional terms and conditions set forth in the Indenture:

(a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under Section 4.06 of the Indenture. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer.

(b) If the Issuers or any Restricted Subsidiary of the Company consummates an Asset Disposition, in certain circumstances specified in Section 4.07 of the Indenture the Issuers shall commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Disposition Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an Asset Disposition Offer will receive an offer to purchase from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $2,000 or an integral multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Additional Interest, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Issuers defaults in making such redemption payment.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of any Note being redeemed in part that is not being redeemed. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, omission, defect, mistake or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets, to add or release Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any such Holder, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add additional Events of Default or to secure the Notes and/or the Guarantees.

12. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in any payment when due of interest on any Note when due; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by an Issuer or any Guarantor to comply with its obligations under Section 5.01 of the Indenture, (iv) failure by the Company or any of its Restricted Subsidiaries to comply for 30 days after notice with Sections 4.06 or 4.07 of the Indenture; (v) failure by an Issuer or any Guarantor to comply with any of its other agreements in the Indenture for 60 days after notice to the Issuers or a Guarantor by the Trustee or to the Issuers or a Guarantor and Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by ARP or any Restricted Subsidiary of ARP (or the payment of which is guaranteed by ARP or any Restricted Subsidiary of ARP), whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) the failure by ARP, an Issuer or a Significant Subsidiary or group of Restricted Subsidiaries of ARP that would constitute a Significant Subsidiary to pay final judgments by courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of ARP, a Significant Subsidiary or group of Restricted Subsidiaries of ARP that would constitute a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of ARP, a Significant Subsidiary or group of Restricted Subsidiaries of ARP that would constitute a Significant Subsidiary shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to ARP, an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee may or at the request of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of the Holders of the Notes.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal or premium, if any, of the Notes. The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuers shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default, their status and what action the Issuers are taking or proposing to take in respect thereof.

13. Trustee Dealings with Company. The Trustee, in its commercial banking or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Personal Liability of Directors, Officers, Employees and Stockholder. No director, officer, employee, incorporator or stockholder of an Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights and Obligations of Holders of Restricted Global Notes and Restricted Certificated Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of January 23, 2013, among the Issuers, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.

Requests may be made to:

Atlas Energy Holdings Operating Company, LLC

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh PA, 15275

Attention: Chief Financial Officer

[FORM OF ASSIGNMENT]

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type name, address and zip code of assignee)

and irrevocably appoint                                                       to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

☐ Sections 3.09 and 4.07                                         ☐ Section 4.06

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be $2,000 or an integral multiple of $1,000 in excess of $2,000):

$

Date:	Your Signature:

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Signature of authorized signatory of Trustee or Note Custodian	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase

*	This schedule should only be included if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Corporate Trust Department

Re:	7.750% Senior Notes due 2021 of Atlas Energy Holdings Operating Company, LLC and Atlas Resource Finance Corporation

Reference is hereby made to the Indenture, dated as of January 23, 2013 (the “Indenture”), among Atlas Energy Holdings Operating Company, LLC (the “Company”) and Atlas Resource Finance Corporation (together with the Company, the “Issuers”), the Persons acting as guarantors and named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Certificated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) ☐ such Transfer is being effected to the Company, Finance Co, ARP or a Subsidiary of the Company.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

(d) ☐ Check if Transfer is Pursuant to an Effective Registration Statement. The transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuers, ARP, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, C&Co/PrinceRidge LLC, Comerica Securities, Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Santander Investment Securities Inc., and SunTrust Robinson Humphrey, Inc., as the Initial Purchasers (collectively, the “Initial Purchasers”) of such Notes being transferred. We acknowledge that you, the Issuers, the Guarantors and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                  ,

cc:	Issuers
Initial Purchasers

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP             ), or

(ii) ☐ Regulation S Global Note (CUSIP             ), or

(b) ☐ a Restricted Certificated Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) ☐ a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP             ), or

(ii) ☐ Regulation S Global Note (CUSIP             ), or

(iii) ☐ Unrestricted Global Note (CUSIP             ); or

(b) ☐ a Restricted Certificated Note; or

(c) ☐ an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Corporate Trust Department

Re:	7.750% Senior Notes due 2021 of Atlas Energy Holdings Operating Company, LLC and Atlas Resource Finance Corporation

(CUSIP             )

Reference is hereby made to the Indenture, dated as of January 23, 2013 (the “Indenture”), among Atlas Energy Holdings Operating Company, LLC (the “Company”) and Atlas Resource Finance Corporation (together with the Company, the “Issuers”), the Persons acting as guarantors and named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

             (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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2) EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, ABN AMRO Securities (USA) LLC, C&Co/PrinceRidge LLC, Comerica Securities, Inc., Natixis Securities Americas LLC, RBC Capital Markets, LLC, Santander Investment Securities Inc., and SunTrust Robinson Humphrey, Inc., as the Initial Purchasers (collectively, the “Initial Purchasers”) of such Notes being transferred. We acknowledge that you, the Issuers, the Guarantors and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

[Insert Name of Owner]

By:
Name:
Title:

Dated:                  ,

cc:	Issuers
Initial Purchasers

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ANNEX 1

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

ATLAS RESOURCE FINANCE CORPORATION

and

the Guarantors named herein

7.750% SENIOR NOTES DUE 2021

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF                  ,

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                      ,             , is among Atlas Energy Holdings Operating Company, LLC, a Delaware limited liability company (the “Company”), Atlas Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), Atlas Resource Partners, L.P. (“ARP”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors” and, together with ARP, the “Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, ARP, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of January 23, 2013 (the “Indenture”), pursuant to which the Issuers have issued $275,000,000 in principal amount of 7.750% Senior Notes due 2021 (the “Notes”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC

By:
Name:
Title:

ATLAS RESOURCE FINANCE CORPORATION

By:
Name:
Title:

[CURRENT GUARANTORS]

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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